EXHIBIT 99

                                                                NEWS RELEASE

NASDAQ SYMBOL:  MRGO

FOR IMMEDIATE RELEASE                        CONTACTS:  MICHAEL J. SPECTOR OR
                                                        ALFONSO ORTEGA
                                                        (787) 883-2570

                            MARGO NURSERY FARMS, INC.
                     ANNOUNCES COMPLETION OF REINCORPORATION
                          AS A PUERTO RICO CORPORATION

San Juan, Puerto Rico: January 5, 1998 - Margo Nursery Farms, Inc., a Florida corporation ("Margo") (NASDAQ) SYMBOL: MRGO), announced today that the incorporation of Margo as a Puerto Rico corporation was accomplished effective December 31, 1997. Margo merged with and into Margo Transition Corp. ("Transition"), a newly organized wholly-owned subsidiary of Margo, incorporated under the laws of Puerto Rico. Effective on December 31, 1997 Transition changed its name to Margo Nursery Farms, Inc. and succeeded to the business previously conducted by Margo.

Shareholders of Margo automatically became shareholders of Transition on a share-for-share basis, without having to exchange their stock certificates. The common stock of Transition is trading on the NASDAQ Small-Cap Market under the previous symbol for Margo Nursery Farms, Inc. ("MRGO").

Margo is engaged in the business of growing and distributing a wide range of both indoor and outdoor tropical foliage and flowering plants in Vega Alta, and Barranquitas, Puerto Rico. The Company is also engaged in the sale of lawn and garden products and the provision of landscaping services for Puerto Rico and the Caribbean.